UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2010 (the “Effective Date”) each of Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo International Holdings Limited and Argo Underwriting Agency Limited (the “Borrowers”) entered into a $150,000,000 Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders and parties signatory thereto. The New Credit Agreement replaced the February 27, 2009 $100,000,000 Credit Agreement between Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo Acquisition, Limited and Heritage Underwriting Agency Limited, JPMorgan Chase Bank, National Association and the other parties thereto, which agreement was terminated in connection with the execution of the New Credit Agreement. The New Credit Agreement provides for a $150 million revolving credit facility, and the commitments thereunder shall expire on April 30, 2013. Borrowings by the Borrowers under the New Credit Agreement may be used for general corporate purposes, including working capital and permitted acquisitions, and each of the Borrowers has agreed to be jointly and severally liable for the obligations of the other Borrowers under the New Credit Agreement.

Revolving loans designated by the Borrowers at the time of borrowing as “ABR Borrowings” that are outstanding under the New Credit Agreement bear interest at a rate per annum equal to the greatest of (a) the Prime Rate (as defined in the New Credit Agreement) in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted Eurocurrency Rate for a one month interest period on such day plus 1%, plus the Applicable Rate (as defined in the New Credit Agreement). Revolving loans designated by the Borrowers at the time of borrowing as “Eurocurrency Borrowings” that are outstanding under the New Credit Agreement bear interest at a rate per annum equal to the Adjusted Eurocurrency Rate (as defined in the New Credit Agreement) for the interest period in effect for such Borrowing plus the Applicable Rate (as defined in the New Credit Agreement).

The New Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Borrowers might be required immediately to repay all amounts outstanding under the New Credit Agreement. Lenders holding at least 51% of the loans and commitments under the New Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the New Credit Agreement upon the occurrence and during the continuation of an event of default.

The description of the New Credit Agreement set forth above is qualified in its entirety by the Credit Agreement filed in this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2010 Annual General Meeting on May 4, 2010. At the 2010 Annual General Meeting, the Company’s stockholders (1) elected the Company’s three Class III director nominees to the Company’s board of directors, (2) approved an amendment and restatement of the Company’s bye-laws and (3) ratified Ernst & Young LLP’s appointment as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, are set forth below for each matter brought to a stockholder vote at the 2010 Annual General Meeting.

Director	For	Against	Withheld	Abstentions	Broker Non-Votes
F. Sedgwick Browne	23,453,876	—	250,799	—	2,084,181
C Hector De Leon	23,449,247	—	255,428	—	2,084,181
John H. Tonelli	23,457,450	—	247,225	—	2,084,181

	For	Against	Withheld	Abstentions	Broker Non-Votes
Approval of amendments to Bye-Laws	25,620,144	89,591	—	79,121	—

	For	Against	Withheld	Abstentions	Broker Non-Votes
Ratification of Independent Auditors	25,634,326	146,114	—	8,416	—

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	$150,000,000 Credit Agreement, dated as of April 30, 2010, among Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo Group International Holdings Limited and Argo Underwriting Agency Limited, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: May 6, 2010		Name: Jay S. Bullock
Title: Executive Vice President and Chief Financial Officer